EXHIBIT 1

PLACEMENT AGENT AGREEMENT

     THIS AGREEMENT, dated as of August 12, 2003, is made by and between COMMERCIAL NET LEASE REALTY, INC., a Maryland corporation (the “Company”) and CNL SECURITIES CORP., a Florida corporation (the “Placement Agent”).

     WHEREAS, the Company proposes to offer and sell up to an aggregate of 10,000 shares of 6.70% Series B Cumulative Convertible Perpetual Preferred Shares in the Company (the “Shares”) to Cook County Employees Annuity and Benefit Fund (the “Investor”) pursuant to an Investment Agreement between the Company and the Investor (the “Investment Agreement”);

     WHEREAS, the Placement Agent is registered with the National Association of Securities Dealers, Inc. as a broker-dealer, and is presently licensed in all fifty states, the District of Columbia, and the Commonwealth of Puerto Rico as a broker-dealer qualified to offer and sell to the public securities of the type represented by the Shares; and

     WHEREAS, the Company desires to retain the Placement Agent to use its best efforts to sell the Shares and to manage the sale by others of the Shares, and the Placement Agent is willing and desires to serve as the Placement Agent for the Company for the sale of the Shares upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Company and the Placement Agent agree as follows:

SECTION 1
Definitions

     Whenever used in this Agreement, the following terms shall have the following specified meanings.

     1.1 “NASD” means the National Association of Securities Dealers, Inc.

     1.2 “Offering” means the offering of up to 10,000 Shares of 6.70% Series B Cumulative Convertible Perpetual Preferred Shares in the Company pursuant to the terms and conditions of the Registration Statement and the Investment Agreement.

     1.3 “Participating Brokers” mean those broker-dealers engaged by the Placement Agent to participate in the Offering pursuant to Paragraph 3.2.

     1.4 “Prospectus” means the final prospectus included in the Registration Statement (file number 333-105635), pursuant to which the Company will offer Shares to the Investor, as the same may be amended or supplemented from time to time after the effective date of the Registration Statement.

     1.5 “Registration Statement” means the registration statement on Form S-3 (file number 333-105635) pursuant to which the Company has registered the Shares with the SEC as provided in the Securities Act of 1933, as amended, as such registration statement may be amended or supplemented from time to time.

     1.6 “SEC” means the Securities and Exchange Commission.

     1.7 “Shares” mean the 6.70% Series B Cumulative Convertible Perpetual Preferred Shares of the Company, par value $0.01 per share, with a purchase price of $2,500 per share. An aggregate of up to 10,000 Shares will be offered pursuant to the Investment Agreement.

     1.8 “Company” means Commercial Net Lease Realty, Inc., a Maryland corporation.

SECTION 2
Appointment

     2.1 Appointment of Placement Agent. Subject to the terms and conditions set forth in this Agreement, the Company hereby appoints CNL Securities Corp. as the Placement Agent of the Offering to use its best efforts to sell up to 10,000 Shares of the Company and to manage the sale by others of such Shares for the Company’s account. The Placement Agent hereby accepts such appointment.

SECTION 3
Sale of Shares

     3.1 Best Efforts. The Placement Agent shall use its best efforts to sell or cause to be sold the Shares to the Investor in accordance with such terms as are set forth in this Agreement, the Investment Agreement, the Prospectus and the Registration Statement. Notwithstanding anything herein to the contrary, the Placement Agent shall have no obligation under this Agreement to purchase any of the Shares for its own account.

     3.2 Association of Other Broker-Dealers. The Company hereby acknowledges and agrees that the Placement Agent may engage other brokers (“Participating Brokers”) to participate in the Offering, provided that (i) all Participating Brokers are registered with the NASD and are duly licensed by the state securities regulatory authorities in the jurisdictions in which they will offer and sell Shares or exempt from broker-dealer registration with the NASD and the state securities regulatory authorities, and (ii) all such engagements are evidenced by written agreements, the terms and conditions of which substantially conform to the Participating Broker Agreement approved by the Company and attached hereto as Exhibit A (the “Participating Broker Agreement”). The Placement Agent is authorized to reallow so much of the commissions which it receives under Paragraph 4.1 to Participating Brokers as it sees fit.

     3.3 Sales Literature. The Placement Agent shall use and distribute in conjunction with the offer and sale of any Shares only the Prospectus and such sales literature and advertising as shall have been previously approved in writing by the Company.

     3.4 Payment of Purchase Price. The purchase price for the Shares shall be paid directly from the Investor to the Company as set forth in the Investment Agreement.

SECTION 4
Compensation

     4.1 Commissions. The Company shall pay to the Placement Agent, as compensation for all services to be rendered by the Placement Agent pursuant to this Agreement, a commission equal to $50 per Share issued at the Closing, as that term is defined in the Investment Agreement. Such commission shall be payable by the Company to the Placement Agent on the Closing Date, as that term is defined in the Investment Agreement.

SECTION 5
Term of Agreement

     5.1 Commencement and Expiration. This Agreement shall commence as of the date first set forth above and, unless sooner terminated pursuant to Paragraph 5.2 or by operation of law or otherwise, shall expire on the Closing Date at the time of Closing, as those terms are defined in the Investment Agreement.

     5.2 Termination. Any party may terminate this Agreement at any time and for any reason by giving 30 days prior written notice of intention to terminate to each other party hereto.

SECTION 6
Covenants of the Placement Agent

     The Placement Agent covenants, warrants and represents, during the full term of this Agreement, that:

               (a) it is (i) a corporation duly organized and validly existing under the laws of the State of Florida, (ii) a member of the NASD, and (iii) a broker-dealer registered under the securities laws of all fifty states, the District of Columbia, and the Commonwealth of Puerto Rico.

               (b) it will use its best efforts to assure that all Shares are offered and sold in accordance with (i) the terms of the Registration Statement, the Prospectus, the Investment Agreement and this Agreement, (ii) the requirements of applicable federal and state securities laws and regulations, and (iii) the applicable rules of the NASD, including, without limitation, the NASD’s Conduct Rules;

               (c) it will not use any offering or selling materials other than materials furnished or previously approved in writing by the Company; and

               (c) it either (i) will not purchase Shares for its own account or (ii) will hold all such Shares for investment.

SECTION 7
Covenants of the Company

     The Company covenants, warrants and represents, during the full term of this Agreement, that:

               (a) it will use its best efforts to maintain the effectiveness of the Registration Statement, and will file, or cause to be filed, such amendments to the Registration Statement as may be reasonably necessary for that purpose;

               (b) it will use its best efforts to (i) prevent the issuance of any order by the SEC, any state securities regulatory authority or any other regulatory authority which prevents the use of the Prospectus or otherwise prevents or suspends the Offering, and (ii) obtain the lifting of any such order if issued;

               (c) it will deliver to the Placement Agent such number of copies of the Prospectus, and any supplements and amendments thereto which are finally approved by the SEC, as the Placement Agent may reasonably request for sale of the Shares, which Prospectus shall not contain any untrue statement of a material fact required to be stated therein or omit any material statement necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

               (d) if at any time any event occurs and becomes known to the Company prior to the Closing (as that term is defined in the Investment Agreement), as a result of which the Registration Statement or Prospectus would include an untrue statement of a material fact or, in view of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will effect the preparation of an amended or supplemented Registration Statement or Prospectus which will correct such statement or omission;

               (e) it will promptly notify the Placement Agent of any post-effective amendments or supplements to the Registration Statement or Prospectus;

               (f) it will, during the full term of this Agreement, abide by all applicable provisions of its governing instruments, as the same may be amended; and

               (g) it will use its best efforts to cause, at or prior to the time the Registration Statement becomes effective, the qualification or registration of the Shares for offering and sale under the securities laws of such jurisdictions as shall be determined by the Company.

SECTION 8
Payment of Costs and Expenses

     8.1 Placement Agent. The Placement Agent shall pay all costs and expenses incident to the performance of its obligations under this Agreement which are not expressly assumed by the Company under Paragraph 8.2 below.

     8.2 Company. The Company shall pay all costs and expenses related to:

               (a) the registration of the offer and sale of the Shares with the SEC, including the cost of preparation, printing, filing and delivery of the Registration Statement and all copies of the Prospectus used in the Offering, and any amendments or supplements to such documents;

               (b) the preparation of the Investment Agreement to be used in the sale of the Shares;

               (c) the qualification or registration of the Shares under state securities or “blue sky” laws of states where the Shares are to be offered or sold, if required;

               (d) the filing of the Registration Statement and any related documents, including any amendments or supplements to such documents, with the NASD;

               (e) any filing fees, and fees and disbursements to counsel or accountants which are in any way related to any of the above items; and

               (f) the preparation, printing and filing of all advertising originated by it relating to the sale of Shares.

SECTION 9
Indemnification

     9.1 Indemnification of Company. The Placement Agent agrees to indemnify, defend and hold harmless the Company from all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Company, which the Company may incur in connection with the offer or sale of any Shares, either by the Placement Agent pursuant to this Agreement or any Participating Broker acting on the Placement Agent’s behalf pursuant to the Participating Broker Agreement which arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, other than a statement or omission contained in the Prospectus, the Registration Statement, or any state securities filing which was not based on information supplied to the Company by the Placement Agent or a Participating Broker; or (ii) the breach by the Placement Agent or any Participating Broker acting on its behalf of any of the terms and conditions of this Agreement or any Participating Broker Agreement, including, but not limited to, alleged violations of the Securities Act of 1933, as amended.

     9.2 Indemnification of Placement Agent. The Company agrees to indemnify, defend and hold harmless the Placement Agent from all losses, claims, demands, liabilities and expenses, including reasonable legal and other expenses incurred in defending such claims or liabilities, whether or not resulting in any liability to the Placement Agent, which the Placement Agent may incur in connection with the offer or sale of any Shares, either by the Placement Agent pursuant to this Agreement or any Participating Broker acting on the Placement Agent’s behalf pursuant to the Participating Broker Agreement which arise out of or are based upon (i) any untrue statement of a material fact contained in the Prospectus or the Registration Statement, as filed and in effect with the SEC, or in any amendment or supplement thereto, or in any application prepared or approved in writing by counsel to the Company and filed with any state regulatory agency in order to register or qualify the Shares under the securities laws thereof (the “Blue Sky applications”), or (ii) any omission or alleged omission to state therein a material fact required to be stated in the Prospectus or the Registration Statement or the Blue Sky applications, or necessary to make such statements, and any part thereof, not misleading; provided, further, that any such untrue statement, omission or alleged omission is not based on information included in any such document which was supplied to the Company, or any officer of the Company by the Placement Agent.

SECTION 10
Miscellaneous

     10.1 Notices. Any notice, approval, request, authorization, direction or other communication under this Agreement shall be given in writing and shall be deemed to be delivered when delivered in person or deposited in the United States mail, properly addressed and stamped with the required postage, registered or certified mail, return receipt requested, to the intended recipient as set forth below.

If to the Company:	Commercial Net Lease Realty, Inc.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attention: Kevin B. Habicht, Executive Vice
President and Chief Financial Officer

If to the Placement Agent:	CNL Securities Corp.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
Attention: Robert A. Bourne, President

Any party may change its address specified above by giving each other party notice of such change in accordance with this Paragraph 10.1.

     10.2 Invalid Provision. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     10.3 No Partnership. Nothing in this Agreement shall be construed or interpreted to constitute the Placement Agent as in association with or in partnership with the Company, and instead, this Agreement only shall constitute the Placement Agent as a dealer authorized by the Company to sell and to manage the sale by others of the Shares according to the terms set forth in the Registration Statement, the Prospectus or this Agreement.

     10.4 No Third Party Beneficiaries. No provision of this Agreement is intended to be for the benefit of any person or entity not a party to this Agreement, and no third party shall be deemed to be a beneficiary of any provision of this Agreement. Further, no third party shall by virtue of any provision of this Agreement have a right of action or an enforceable remedy against either party to this Agreement.

     10.5 Survival. Section 9 and all provisions of this Agreement which may reasonably be interpreted or construed as surviving the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     10.6 Entire Agreement. This Agreement constitutes the complete understanding among the parties hereto, and no variation, modification or amendment to this Agreement shall be deemed valid or effective unless and until it is signed by all parties hereto.

     10.7 Successors and Assigns. No party shall assign (voluntarily, by operation of law or otherwise) this Agreement or any right, interest or benefit under this Agreement without the prior written consent of each other party. Subject to the foregoing, this Agreement shall be fully binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns.

     10.8 Nonwaiver. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.

     10.9 Applicable Law. This Agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of Florida.

[Signatures appear on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Company:	COMMERCIAL NET LEASE REALTY, INC.

	By:	/s/ Kevin B. Habicht KEVIN B. HABICHT, Executive Vice President and Chief Financial Officer

Placement Agent:	CNL SECURITIES CORP.

	By:	/s/ Robert A. Bourne ROBERT A. BOURNE, President